UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2015

AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1300 Morris Drive Chesterbrook, PA 19087
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 727-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by AmerisourceBergen Corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) on October 7, 2015, the Company entered into an Agreement and Plan of Merger, dated as of October 5, 2015 (the “Merger Agreement”), to acquire PharMEDium Healthcare Holdings, Inc. (“PharMEDium”), a portfolio company of Clayton, Dubilier & Rice.  On November 6, 2015, the Company completed the acquisition and PharMEDium became a wholly owned subsidiary of the Company.  The Company paid a purchase price of $2.575 billion in cash, subject to certain adjustments and on a cash-free, debt-free basis.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 7, 2015 and is incorporated herein by reference.

Item 7.01  Other Events.

On November 6, 2015, the Company issued a press release announcing the completion of the acquisition of Pharmedium, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of October 5, 2015, by and among PharMEDium Healthcare Holdings, Inc., AmerisourceBergen Corporation, Paris Acquisition Corp. and Clayton, Dubilier & Rice LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 7, 2015).

99.1	Press release dated November 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 6, 2015	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of October 5, 2015, by and among PharMEDium Healthcare Holdings, Inc., AmerisourceBergen Corporation, Paris Acquisition Corp. and Clayton, Dubilier & Rice LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 7, 2015).

99.1	Press release dated November 6, 2015.